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                                                        LESSEE'S NO: WEST-99-195

                                   Exhibit 3.1


                               AGREEMENT OF LEASE

                          signed on November 19th, 1999

                                     between

             SITQ BUREAUX INC., RULIM INC. AND IMMEUBLES REGIME INC.
                       duly represented by their mandatory

                                    SITQ Inc.

                                 (the "Lessor")

                                       and

                                   ISEE3D INC.

                                 (the "Lessee")

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                                      SITQ
                                   IMMOBILIER

                                TABLE OF CONTENTS


TITLES                                                                     PAGES

PARTIES                                                                        1

ARTICLE 1      DEFINITIONS, INTENT AND INTERPRETATION                          I
ARTICLE 2      LEASE AND DELIVERY OF LEASED PREMISES                           4
ARTICLE 3      SERVICES FURNISHED TO THE LESSEE                                5
ARTICLE 4      RENT                                                            7
ARTICLE 5      REAL ESTATE TAXES                                               7
ARTICLE 6      TAXES                                                           7
ARTICLE 7      USE AND MAINTENANCE OF LEASED PREMISES                          7
ARTICLE 8      LEASEHOLD IMPROVEMENTS                                          9
ARTICLE 9      INSURANCE                                                      11
ARTICLE 10     ACCESS BY LESSOR TO LEASED PREMISES                            12
ARTICLE 11     DAMAGE AND DESTRUCTION                                         13
ARTICLE 12     EXPROPRIATION                                                  13
ARTICLE 13     DAMAGES                                                        13
ARTICLE 14     SIGNS AND ADVERTISING                                          14
ARTICLE 15     COMPLIANCE WITH LAWS AND INDEMNIFICATION                       14
ARTICLE 16     SUBLET AND ASSIGNMENT                                          15
ARTICLE 17     SUBORDINATION AND ATTORNMENT                                   17
ARTICLE 18     DEFAULT AND RECOURSE                                           17
ARTICLE 19     NOTICE                                                         19
ARTICLE 20     TERMINATION OF LEASE                                           19
ARTICLE 21     UNAVOIDABLE DELAY                                              19
ARTICLE 22     MODIFICATION OF LEASE AND PERFORMANCE BY A THIRD PARTY         20
ARTICLE 23     MISCELLANEOUS                                                  20
ARTICLE 24     MOVABLE HYPOTHEC                                               21
ARTICLE 25     REGULATIONS                                                    21
ARTICLE 26     SPECIAL PROVISIONS/SCHEDULES                                   21




SCHEDULES

SCHEDULE "A"   GUARANTY(IES) IN FAVOUR OF THE LESSOR
SCHEDULE "B"   DESCRIPTION OF LAND
SCHEDULE "C"   WORKBY THE LESSOR AND BY THE LESSEE
SCHEDULE "D"   PLAN OF LEASED PREMISES
SCHEDULE "E"   REGULATIONS
SCHEDULE "F"   SPECIAL PROVISIONS
SCHEDULE "G"   LESSEE'S RESOLUTION
SCHEDULE "H"   STATUS REPORT

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                               AGREEMENT OF LEASE

BETWEEN: SITQ BUREAUX INC., RULIM INC. AND IMMEUBLES REGIME INC., duly represented by their mandatary, SITQ INC., a company duly incorporated under the laws of the Province of Quebec, having its head office at Centre de Commerce Mondial de Montreal, 380 St.Antoine Street West, Suite 6000, in the City of Montreal, Province of Quebec, H2Y 3X7, hereinacting and represented by Mr. Daniel Archambault, Vice-president, Office Buildings and Business Parks and Mr. Denis Perreault, Leasing Director, duly authorized for the purposes hereof, as they so declare,

         (hereinafter referred to as the "Lessor")

AND: ISEE3D INC., a company duly incorporated under Canada Business Corporations Act, having its head office at 8604 Commerce Court, in the City of Burnaby, Province of British Columbia, V5A 4N6, hereinacting and duly represented by Morden C. Lazarus, Chairman & C.E.O., duly authorised for the purposes hereof, as declared and as more fully set forth in the resolution attached hereto as Schedule "G";

         (hereinafter referred to as the "Lessee")



THE PARTIES HEREBY MUTUALLY AGREE AS FOLLOWS:

ARTICLE I
DEFINITIONS, INTENT AND INTERPRETATION

1.1 Definitions - When used in this Lease, and unless incompatible with the context in which they are utilized, the following words and expressions have the meaning hereinafter set forth:

         1.1.1 "Additional Rent": means all of the financial obligations of the Lessee other than the Rent;

         1.1.2    "Building": means 4, Westmount Square, Westmount, Quebec.

         1.1.3 "Business Hours": means the period between 8h00 am to 6h00 pm, Monday to Friday on business days excluding legal holidays and such other times as the Lessor may set from time to time;

         1.1.4 "Commencement of the Lease": the earlier of the following dates:

                      the first (1st) day of January, 2000

         1.1.5 "Common Areas and Facilities": means all areas and facilities of the Immovable which are not intended for the exclusive benefit of any lessee in particular, as determined by the Lessor from time to time;

         1.1.6 "Contaminants and Hazardous Materials": have the meaning attributed thereto in the Environmental Legislation and include any material which, because of its properties, presents a real or potential hazard to the environment or the health of users of the Immovable or of the Leased Premises;

         1.1.7 "Environmental Legislation": means all federal, provincial or municipal legislative and regulatory environmental provision, including, in all cases, any judgments, orders, notices, notices of offence, decrees, codes, rules, instructions, policies, guidelines and guides, authorizations, certificates of authorization, approvals, permits and licenses issued by any authority having jurisdiction, the whole as amended from time to time;

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         1.1.8    "Fiscal Period": means a period commencing on the first (1st)
                  day of January of the year and ending on the last day of December next following, with the exception of the first Fiscal Period, which shall begin at the same time as this Lease and terminate on the thirty-first (31st) day of December next following, and with the exception of the last Fiscal Period, which shall terminate at the same time as this Lease; however, the Lessor expressly reserves the right to change the Fiscal Period and its duration;

         1.1.9    "Gross Rent' means:

         i)       from the Commencement of the Lease to October 31st, 2002;

                  an annual gross rent of one hundred twenty-three thousand eight hundred ninety-nine dollars ($123,899.00), payable in advance, in equal monthly and consecutive instalments of ten thousand three hundred twenty-four dollars and ninety-two cents ($10,324.92) each, on the first day of each month during the entire Term, based on a gross rate of nineteen dollars per square foot ($19.00/sq.ft.) of the Leasable Area of the Leased Premises;

         ii)      from November 1st, 2002 to March 31st, 2004,

                  an annual gross rent of one hundred twenty-seven thousand one hundred fifty-nine dollars and fifty cents ($127,159.50), payable in advance in equal monthly and consecutive instalments of ten thousand five hundred ninety-six dollars and sixty-three cents ($10,596.63) each, on the first day of each month during the entire Term, based on a gross rate of nineteen dollars and fifty cents per square foot (19.50 $/sq. ft.) of the Leasable Area of the Leased Premises;

         1.1.10 "Immovable": means the land described in Schedule "B", plus the Building and other structures erected thereon from time to time;

         1.1.11 "Land": means all lots or parts of lots described in Schedule "B" of this Lease;

         1.1.12 "Leasable Area of the Leased Premises": means the area of the Leased Premises as calculated according to the criteria of BOMA, as described in Schedule "G" of this Agreement. At any time during the Term, the Lessor's architect or land surveyor (at Lessor's choice) may definitely determine the Leasable Area of the Leased Premises. The architect's or land surveyor's certificate with respect to the Leasable Area of the Leased Premises shall be conclusive and shall bind all parties herein retroactively to the Commencement of the Lease.

         1.1.13 "Lease": means and refers to this agreement and its schedules, as well as any amendments thereto;

         1.1.14 "Leased Premises": means the premises outlined in red in Schedule "D" having a Leasable Area of approximately six thousand five hundred twenty-one square feet square feet (6 521 sq.ft.), subject to the Lessor's architect's or land surveyor's measurement, known as Suite 100, of the Building;

         1.1.15   "Lessee": means the Lessee or its successor;

         1.1.16   "Lessor": means the owner of the Immovable or its mandatary;

         1.1.17 "Operating Expenses": means, all costs incurred in the operation, administration, maintenance, repair, supervision and management of the Immovable, including, namely:

                  1.1.17.1. salaries, wages and costs related to fringe benefits and pension plan benefits for all employees of the Lessor engaged in the operation, maintenance, repair, surveillance, supervision and management of the Immovable;

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                  1.1.17.2.   the cost of all goods and services furnished,
                              employed or utilized in the operation,
                              maintenance, repair, surveillance, supervision and management of the Immovable, except for the cost of special goods and services furnished to certain lessees of the Immovable, for which the said lessees are responsible;

                  1.1.17.3. the reasonable rental value of the space occupied by employees of the Lessor engaged in the administration, supervision or management of the Immovable, and by all administrative services of the Lessor, as well as of any space required or utilized in the Immovable for security, welfare, health, protection or other similar services, for the benefit of the Immovable and its users in general;

                  1.1.17.4. the costs related to the maintenance of a public order and security service;

                  1.1.17.5. the costs of auditing, accounting and management incurred in the operation of the Immovable;

                  1.1.17.6. the costs related to the planning, maintenance, repair and decoration of the Common Areas and Facilities of the Immovable, including the cleaning of windows and exterior walls, snow removal, cleaning, repair and maintenance of the Land, and contracts with independent contractors;

                  1.1.17.7. the cost of all repairs to the Immovable, including the replacement of any equipment, apparatus, machinery or other property of the Immovable;

                  1.1.17.8. the cost of any modifications and improvements to the Immovable, including, without limiting, modifications or improvements to the machinery and equipment contained therein and the cost of any modifications and additional equipment and specialized services needed in the Immovable for energy conservation measures, when, in the opinion of the Lessor, these expenditures are likely to reduce the Operating Expenses or be such as to improve the welfare or the security of the lessees or other occupants of the Immovable, or when such equipments, modifications, materials or improvements are required by law;

                  1.1.17.9. the total capital depreciation or amortization, calculated according to the straight-line depreciation method, based on the useful life of the capital assets, or on any other shorter period of time as may be reasonably determined by the Lessor, on the cost of all equipment, apparatus or machinery and other property required for the operation, maintenance, repair, surveillance, supervision, management, modification or improvement of the Immovable and the establishing of energy conservation measures which, in the opinion of the Lessor, have a useful life longer than one Fiscal Period and the cost of which has not been fully included in the Operating Expenses of the Fiscal Period of their acquisition (in accordance with generally accepted accounting principles) with interest at the Prime Rate upon the undepreciated or unamortized portion of the cost of said assets;

                  1.1.17.10.  the cost of energy to ensure:

                              the humidifying, the heating, the ventilating, the air-conditioning and the lighting of the Immovable and not exceeding the standards of these presents, the supply of domestic hot water at all times all other services of the Immovable requiring energy excluding the sums payable by the Lessee in conformity with Article 3.6 of these presents.


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                  1.1.17.11.  the real cost of all insurance premiums paid by the Lessor with respect to the Immovable, in accordance with prudent insurance practices or as may be required by the creditors of the Lessor.

                  1.1.17.12. annual administration fees of fifteen per cent (15%), calculated on the total of the Operating Expenses.

         1.1.18 "Prime Rate": means the rate designated by the National Bank of Canada as being its prime rate, plus five (5) percentage points.

         1.1.19 "Proportionate Share": means the ratio of the Leasable Area of the Leased Premises to the leasable area of the Building; this ratio may vary in the event of an increase or a decrease in the Leasable Area of the Leased Premises or in the leasable area of the Building;

         1.1.20 "Real Estate Taxes": means all levies of any nature whatsoever on the ownership or operation of the Immovable, including interest on deferred payments, but excluding tax on the income or on the capital of the Lessor (except that part of the tax on the capital attributable to the Immovable, which is included) and excluding any tax on real estate transfers;

         1.1.21 "Rent": means Gross Rent including, for the purposes hereof, Minimum Rent, Operating Expenses and Real Estate Taxes (including municipal, surtax).

         1.1.22 "Taxes": means all governmental levies usually paid by lessees (e.g. water and business taxes, GST, Quebec Sales Tax), in connection with the Leased Premises, the contents thereof or the business conducted therein;

         1.1.23 "Taxing Authority": means any governmental authority whatsoever, legally authorized to impose taxes;

         1.1.24 "Term": means the period commencing on the date stipulated as the Commencement of the Lease and terminating on the date stipulated as the Termination of the Lease;

         1.1.25 "Termination of Lease": the thirty-first (31st) day of March, 2004.

         1.1.26 "Unavoidable Delay": means a delay caused by circumstances (except for the financial situation of either of the parties), which are reasonably beyond the control of the Lessor or the Lessee, as the case may be;

1.2 Intent - It is the intent of the parties to this Lease that it be gross rent to the Lessor. The Lessor shall not be liable during the Term for any costs of any nature whatsoever relating to the Leased Premises and the electricity consumption and the Lessee shall be solely responsible for any such costs, except as expressly otherwise provided herein.

ARTICLE 2
LEASE AND DELIVERY OF LEASED PREMISES

2.1 Lease of Leased Premises - The Lessor hereby leases to the Lessee the Leased Premises for the Term and in consideration of the Rent to be paid by the Lessee hereunder and of the other provisions and obligations to be observed and executed by the Lessee herunder.

2.2 Delivery and Finishing of Leased Premises - The Lessee acknowledges having carefully examined the Leased Premises in their present state and declares being fully satisfied therewith. If such examination has not been made, the Lessee undertakes to do so at the time of delivery of the Leased Premises and to notify the Lessor in writing within ten
         (10) days of taking delivery of any defect in the Leased Premises. Should the Lessee fail to do so, the Lessee shall be deemed to have taken delivery of the Leased Premises in a good state and to be satisfied therewith, and to acknowledge that i) the Lessor has discharged all its obligations in the preparation and delivery of the Leased Premises and ii) the Leased Premises may be used for the purposes for which they

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         have been leased. Schedule "C" describes the work to be undertaken by each parties and allocates the costs thereof.

2.3 Minor Deficiencies - Notwithstanding the incompletion of the work, the Leased Premises shall be deemed ready for delivery and the Term shall not be affected so long as such incomplete work does not significantly interfere with the use of the Leased Premises.

2.4 Delay in the improvements of the Lessee - If the Lessor allows the Lessee to undertake the leasehold improvements in the Leased Premises, as set forth in Schedule "C" and, in the event such leasehold improvements are not completed prior to the Commencement of the Lease, the Term shall in no case be affected.

2.5 Delay in the improvements of the Lessor - If the Lessor accepts to undertake the leasehold improvements in the Leased Premises, as set forth in Schedule "C", and these improvements are not completed prior to the Commencement of the Lease for a cause attributable to the Lessee, the Term shall in no case be affected. If the delay is attributable to the Lessor, the Lessee shall not make any claim for damages. However, the Commencement of the Lease shall be deferred by the number of days equal to the number of days of delay.

2.6 Relocation - The Lessor shall have the right, at any time, to replace the Leased Premises with any other premises located in the Building so long as the premises are substantially comparable to the Leased Premises, with respect to the space and the usage for which the Lessee had leased the Leased Premises.

         In the event the Leased Premises are occupied by the Lessee at the time of the relocation, the Lessor shall assume all reasonable costs related to the Lessee's moving in the new premises and the Lessor shall ensure that such move is performed diligently and shall make its best possible efforts not to inconvenience the Lessee.

         Prior to such relocation and, in the event the Lessee is already occupying the Leased Premises, the Lessor shall give a thirty (30) days written notice, such notice to precede the date to which the relocation has been scheduled. In any other event, the Lessor shall then give the Lessee a fifteen (15) days written notice prior to the scheduled relocation.

         The new premises assigned to the Lessee shall then be designated as the "Leased Premises" and the Minimum Rent and the Additional Rent shall then be adjusted according to the new leasable area of the new premises.


ARTICLE 3
SERVICES FURNISHED TO THE LESSEE

3.1 Description of Services - The Lessor agrees to supply to the Lessee the following services:

         3.1.1 "Air-Conditioning": The Lessor shall supply, during Business Hours, air-conditioning to the Leased Premises. All special requests shall be at the expense of the Lessee. The Lessee shall be liable for the improper functioning of the system caused by nonconforming partitions, by changes to the Leased Premises, by the absence of sunshields, by the excessive use of electrical power, or by the use of apparatus resulting in the releasing of excessive heat by the Lessee.

         3.1.2 "Elevators": The Lessor shall supply passenger elevators during Business Hours. At all other times, limited elevator service shall be available.

                  The Lessee shall have the use of escalators, if any, and elevators, in conjunction with all other persons having access thereto.

                  The freight elevator, if any, shall be used for the conveyance of furniture to the Leased Premises, the whole pursuant to the Lessor's guidelines. Any deliveries shall be made at the loading ramp of the Building only, and may be made solely by the representatives of the Lessee.

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         3.1.3    "Heating": The Lessor shall heat the Leased Premises during
                  Business Hours. The Lessee shall be liable for any malfunctioning of the system attributable to nonconforming partitions or to changes to the Leased Premises.

         3.1.4 "Lighting": The Lessor shall provide, at its cost, at the Commencement of the Lease, standard electrical equipment of the Immovable as well as the "Supplies" necessary for its functioning such as bulbs and starters. Thereafter, the Supplies shall be at the cost of the Lessee, the Lessor reserving its right to replace all of the Supplies in whole or in part, should this practice be in conformity with proper real estate management.

         3.1.5 "Business Hours": The Building shall be open during Business Hours. At all other times, the Lessor shall ensure that the Leased Premises are reasonably accessible.

         3.1.6 "Cleaning": The Lessor shall have the Leased Premises cleaned, outside of Business Hours, according to the Lessor's usual standards. The Lessee shall leave the Leased Premises in a proper state. Should, however, the wall or floor coverings of the Leased Premises differ from the standard coverings of the Building, or should additional services be required by the Lessee, the Lessee shall pay the Lessor the resulting supplementary costs, as Additional Rent.

3.2 Use of Common Areas and Facilities - The Lessee shall be entitled to use and to benefit from the Common Areas and Facilities of the Immovable, in conjunction with all others also entitled to such and having access thereto. The Lessor may at any time change the form and destination of the Immovable and of its Common Areas and Facilities insofar as the enjoyment of the Leased Premises are not substantially affected.

3.3 Supplies and Services - Only the Lessor or its designated suppliers may provide electrical supplies and services, which shall be billed at comparable market rates.

3.4 Suspension of Services - In the event of an accident or for the purpose of effecting work, or for any reason beyond the Lessor's control, the Lessor shall be entitled to suspend or to modify any service required to be provided under the Lease for such time deemed reasonable by the Lessor.

3.5 Additional Services - All additional services or services provided outside Business Hours, which the Lessor accepts to provide, shall be so provided upon sufficient prior notice and at the expense of the Lessee. The costs and expenses incurred by the Lessor in rendering such additional services shall be subject to an increase of fifteen per cent (15%) for administration fees.

3.6 Electricity - The Lessee shall pay to either the Lessor or the utility supplier all costs related to the consumption of electricity in the Leased Premises. The electricity consumption shall be calculated by a separate metre furnished by Westmount Electric Service or any other electrical energy supplier. The electricity consumed in the Leased Premises shall be billed to the Lessee and shall thereafter be payable by the Lessee either directly to the Lessor or to the utility supplier. It is understood that the Lessor will not be held responsible of any disagreement that may occur between the Lessee and the utility supplier, as the case may be.

         The Lessor shall supply electrical power in the Leased Premises, of a capacity to meet a maximum demand of twenty-eight (28) watts per square metre, namely ten (10) watts per square metre for lighting purposes and eighteen (18 ) watts per square metre for electrical outlets and the Lessee hereby declares itself satisfied therewith. In the event the Lessee requires additional capacity for its usage, the Lessee shall pay for the costs incurred to supply such capacity. This is conditional upon the Lessor being able to supply such capacity.

         The Lessee undertakes to never consume an amount of electrical power exceeding the capacity of the facilities supplying the Leased Premises. The Lessor shall be entitled to make the necessary verifications.

         Notwithstanding the foregoing, the Lessor shall have the right to install one or several sub-metres in which case the Lessee shall pay the energy consumed as indicated on the sub-metre(s), the whole in conformity with Westmount Electric Service's rates.

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         If necessary, the Lessee shall pay an Additional Rent to the Lessor for the use of heating system and/or air-conditioning system the Lessee wishes to add to the normal heating system and/or normal air-conditioning for the Leased Premises. The Lessee shall also pay for the installation of the necessary equipment related thereto.

3.7 Damages caused during the provision of services - The Lessor shall not be liable to any person for any damages in connection with the services described in this Article, whether the services are provided or not, unless caused by the fault or negligence of the Lessor or of its employees. However, in no case shall the Lessee have the right to a reduction of the Rent or to resiliate the Lease. The Lessor shall, however, to the extent possible, remedy the situation with due diligence and within a reasonable delay.



ARTICLE 4
RENT

4.1 The Rent shall be paid on the first (1st) day of each month, at the address indicated by the Lessor without notice and without any abatement or compensation whatsoever. Adjustments for parts of months shall be made on a per diem basis.



ARTICLE 5
REAL ESTATE TAXES

5.1 Notwithstanding the aforementioned provision with respect to the inclusion of any new tax or levy in the Real Estate Taxes and, notwithstanding the fact that the Real Estate Taxes are included in the Gross Rent, as defined in Article 1.1.21 herein, in the event a new tax or levy is imposed on the Immovable, the Lessee shall then pay its Proportionate Share of said a new tax or levy in addition to the Gross Rent.



ARTICLE 6
TAXES

6.1 The Lessee shall pay all Taxes as they become due - Should the method of collecting the Taxes be altered so as to make the Lessor liable for payment thereof, the Lessee shall reimburse the Lessor on demand.



ARTICLE 7
USE AND MAINTENANCE OF LEASED PREMISES

7.1 Use of the Leased Premises - As an essential condition of the Lease, it is agreed that the Lessee shall use the Leased Premises for office purposes only and for no other purpose. The Lessee undertakes to use the Leased Premises with prudence and diligence. The Lessee undertakes not to disturb the peaceful enjoyment of the other lessees, failing which, the Lessee will be liable towards the Lessor and the other lessees for any damage that may result, whether such damage is caused by the Lessee's own acts or by the acts of persons which the Lessee has allowed to use or have access to the Leased Premises. The Lessee acknowledges and agrees that it is only one of many other tenants in the Building and that therefore the Lessee shall conduct its business in the Leased Premises in a manner consistent with the best interest of the Building as a whole.

7.2 Prohibited Use - Without limiting the generality of the foregoing and without derogating from the Lessee's obligations as provided in Article
         7.1 hereof, the Lessee will not use or permit or suffer the use of the Leased Premises, or any part thereof, for any of the following businesses or activities, in or from the Leased Premises:

         7.2.1    any unethical or fraudulent practice;

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         7.2.2    any business or activity in respect of which the Landlord has granted an "exclusive" provision in other leases or offers to lease entered into by the Landlord and concerning which the Landlord has given the Lessee written notice. The Lessee agrees not to conduct its business in the Leased Premises in a manner that would cause the Landlord to be in contravention of such exclusive clauses and agrees to indemnify and save the Landlord harmless against and from any actions or claims and for all costs and expenses in connection therewith. If, in the Landlord's opinion, the use by the Lessee of the Leased Premises is prohibited by a provision of another lease, the Lessee shall immediately discontinue such use, upon written notice by the Landlord, failing which, the Landlord shall have the right to a payment of a penalty equal to four times the Minimum Rent payable for each day of default or terminate this Lease by written notice, without prejudice to any of its other rights and recourses.

                  The Lessee hereby acknowledges and agrees that, for the purposes of Article 16.4 hereof, the Landlord, in refusing any sublet or assignment for any of the aforesaid businesses or activities, shall not be considered as unreasonably withholding its consent. Moreover, the Landlord may insist that the Lessee cease all prohibited activity forthwith upon demand.

7.3 Occupancy of the Leased Premises - The Lessee shall occupy the Leased Premises and shall continuously and actively operate its business in the entire area of the Leased Premises during the whole Term; the Lessee shall not leave the Leased Premises vacant or unoccupied at any time during the Term, and shall keep therein the moveable property which is normally used in the operation of its business, the whole at all times throughout the Term. The Lessee acknowledges that its obligations pursuant to this Article 7.3 are of the utmost importance to the Lessor in order to avoid the appearance and impression generally created by vacant space, to facilitate the leasing of space in the Building, and to maintain the character, quality and image of the Building. Furthermore, the Lessee acknowledges that the Lessor shall suffer important, serious and irreparable damages if the Lessee does not conform to the provisions of the present Article 7.3, and this, even if the Lessee continues to promptly pay all Rent and Additional Rent herein provided.

7.4 Maintenance and Repair of the Leased Premises - The Lessee shall assume and pay for all expenses related to the use and the maintenance of the Leased Premises. In this regard, the Lessee undertakes to effect, at its cost, all replacements and repairs necessary to maintain the Leased Premises in a good state, with the exception of such replacements and repairs due to aging. The present provision includes the Lessee's obligations to pay for replacements and repairs related to the structure or to the electro-mechanical systems of the Building when such replacements or repairs are attributable to an act or omission of the Lessee or of any person the Lessee allows to use or to have access to the Leased Premises. It is expressly agreed that all work or replacements to the electro- mechanical systems shall only be effected by the Lessor.

         In addition, the Lessor may, at all times, without court authorization, effect all necessary work, replacements, repairs and maintenance which, in its opinion, is deemed to be necessary in order to ensure the conservation and the enjoyment of the Immovable and the Leased Premises. If the Lessor proceeds with such work, it shall ensure that the enjoyment of the Leased Premises is not materially diminished. If necessitated by the nature of the work, replacements, repairs and maintenance, the Lessor may require the Lessee, without court authorization, to vacate or to be temporarily dispossessed of the Leased Premises. The Lessor shall exercise its right in a reasonable manner and indemnify the Lessee. Notwithstanding the foregoing, the Lessee shall in no event resiliate or request a reduction of Rent.

7.5 Inspection and Repairs - The Lessor and its representatives may enter the Leased Premises at all times to examine their condition and to make such modifications which they deem necessary or useful for the operation and the proper maintenance of the Immovable or of its electromechanical systems.

7.6 Right of Access- If the Lessor deems it necessary to install in the Leased Premises those portions of systems serving the Immovable, the Lessee shall authorize the Lessor to carry out such work without being compensated, provided that the enjoyment of the Leased Premises is not materially diminished.

7.7 Refuse - The Lessee shall follow the instructions of the Lessor with respect to refuse.


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1.8      Notice of Defects - The Lessee shall notify the Lessor within a reasonable delay, of any defect or deterioration which is susceptible of damaging the Leased Premises, the Building or the Common Area and Facilities.



ARTICLE 8
LEA SEHOLD IMPROVEMENTS

8.1 All Leasehold Improvements carried out in the Leased Premises (Leasehold Improvements"), before or during the Term, shall be first approved by the Lessor, and shall meet the following conditions:

         1.1.1 In order to avoid the suspension of work, the Lessee shall have the work performed, at its own expense, by contractors and subcontractors approved by the Lessor. Such contractors and subcontractors shall:

                  Before the beginning of the work:
                  --------------------------------

                  a) provide the Lessor with the plans and specifications, beforehand signed by the Lessee, showing the proposed Leasehold Improvements, as well as all documents necessary to work approval, like construction permits, architecture plan bearing the architect's seal, elevation plan and finish samples, plan of mechanical and electrical distribution, bearing the seal of a specialised engineer, if need be. Should the plans and specifications be approved by the Lessor and bear the Lessor's seal, the Leasehold Improvements must be carried out in conformity with such plans and specifications. No Leasehold Improvements shall be performed by the Lessee as long as the plans are not approved by the Lessor and attested by the Lessor's seal;

                  b) provide the certificates of compliance, as well as the following documents:

                           -        Company signing resolution;
                           - Bid bond (when required; the bid bond must be presented with the tender);
                           -        Performance bond (when required);
                           - Licence from the Regie des entreprises de construction;
                           -        Certificate of compliance with CCQ;
                                    (competency card, permits, etc.)
                           -        Certificate of compliance with CSST;
                                    (contributions paid, etc.)
                           -        List of subcontractors;

                  c)       obtain the necessary permits and authorisations;

                  d) carry out the Leasehold Improvements, according to the Lessor's instructions;

                  e) contract, and provide copy of, an insurance against civil liability, covering their activities in the Building, until the date of issuance of the certificate of total performance of work, for an amount of at least two million dollars ($2,000,000.00), as well as a general property insurance policy covering at least the amount of the price of the contract and full value of the specified products to be provided by the contractor in order to be incorporated to the work. The insurance contract shall include the Lessor as a co-insured party and comprise an undertaking clause by such insurers to notify the Lessor in case of cancellation or modification of the insurance policy, at least thirty
                           (30) days in advance. To this effect, the contractor shall be responsible for all damage caused by its contractors, subcontractors, as well as its suppliers.

                           Moreover, it is expressly agreed that all work related to the electromechanical systems will be performed only and solely by the Lessor.

                           It is also agreed that the Lessee shall be responsible for all the professionals and contractors hired on this project. The Lessee shall also designate a representative who will communicate with the Lessor's supervisor.

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         8.1.2    It is acknowledged that the Lessee is in no way acting as the
                  Lessor's mandatory with respect to the Leasehold Improvements carried out in the Leased Premises, and that such Leasehold Improvements are performed by the Lessee for its own benefit, even if the Lessor grants the Lessee an allowance for the work, as it is common practice on the market.

         8.1.3 On the date of the end of work at the latest, the Lessee shall pay the Lessor an amount equal to five percent (5 %) of the costs of the Leasehold Improvements, in order to compensate the Lessor for the management and supervision of the work and the approval of the plans. Should the case arise when the Lessor pays the Lessee an Allowance, as described in Schedule C" herein, the Lessor shall deduct an amount equal to five percent (5 %) on the Allowance, in compensation for the management, supervision of the work and approval of the plans. Such Allowance shall become due and claimable by the Lessee, according to the terms of Schedule "C" herein, if the case arises.

         8.1.4 Furthermore, at least ten (10) days before the work in the Leased Premises begin, the Lessee shall provide the Lessor with, and this at the Lessor's discretion, a security bond on the construction or a bank's letter of credit for the value of the work to be done, which form and content shall be subject to the Lessor's approval acting reasonably, or a notice of waiver and a commitment of release for all legal hypothec or right of legal hypothec that could arise out of the materials supplied. Should the Lessee default in providing the Lessor with the guaranties required, the Lessor can order the immediate ending of the work being done or to be carried out by such contractor or subcontractor in the Leased Premises.

         8.1.5 Should an hypothec or other security be registered, the Lessee shall have such hypothec or security cancelled within fifteen
                  (15) days. Should this cancellation not be done, the Lessee shall provide the Lessor with a sufficient deposit to pay the said hypothec or other security, along with the pertaining legal fees. Such amount will be reimbursed to the Lessee, less the expenses incurred by the Lessor, upon proof of cancellation of the hypothec or security. If the Lessee defaults in depositing the required amount, the Lessor shall have the right to cancel such hypothec or security, and then claim from the Lessee the reimbursement of the incurred expenses, along with the fees and the interests, at the Prime Rate.

         8.1.6 Each contractor shall respect the working rules of the Building, a list of which shall be given to the contractors at the moment of the granting of the contract. The contractors shall also respect all construction codes. All work shall be performed after the Business Hours of the Building. Should some work have to be executed during the Business Hours, said work shall first be authorised and permitted by the Building's manager. Moreover, should the Lessee have work executed in an area other than the Leased Premises, or should the Lessee use the freight elevator, during the performance of work in the Leased Premises, the Lessor shall provide the services of a security guard, at the Lessee's expense.

                  The contractor shall be responsible for all damage caused by its subcontractors, as well as its suppliers, and therefore the Lessee shall ensure that the contractor has suitable insurance to this effect.

         8.1.7 The Lessee shall provide the Lessor with the plans as constructed, shop drawings mechanical balancing report, plans approved by the City, and operating manuals, within two (2) weeks following the completion of work.

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                  Furthermore, should the Leasehold Improvements be executed by the Lessor, by the Lessee with no allowance from the Lessor, or by the Lessee with an allowance from the Lessor, all other terms and conditions, as well as the list of work, are described in Schedule "C" herein.

8.2 All Leasehold Improvements shall become the Lessor's property, as soon as they are installed in the Leased Premises and shall be surrendered with the Leased Premises at the Termination of the Lease, without any compensation whatsoever to the Lessee. Notwithstanding the foregoing, the Lessee shall, at the End of Term or at the moment of any anticipated resiliation of the Term, at its own costs, remove all Leasehold Improvements for which the removal has been demanded by the Lessor, should it have been brought in the Leased Premises before or after the Commencement of the Lease, by the Lessor or the Lessee, or by the Lessor for the previous Lessee. Should the Lessor require so, the Lessee shall, at its own expense, leave the Leased Premises in base building state. The Lessee shall, at its own expense, leave the Leased Premises in good state and clean, under reserve of the repairs due to normal ageing, and repair all damage caused to the Building due to the removal of the Leasehold Improvements.

         The removal of the Leasehold Improvements from the Leased Premises, as well as the repairs pertaining to such removal, shall be completed before the End of the Term or, in the case of an anticipated resiliation of the Term, within ten (10 ) days following the reception of a written notice from the Lessor to this effect. Such notice shall be sent within the thirty (30) days that follow the taking back of the Leased Premises by the Lessor.

         Should the Lessee fail to respect this section, the Lessor shall be entitled to demand from the Lessee, immediately upon request, all costs and expenses then incurred by the Lessor, as well as management fees of fifteen percent (15 % ) of such costs and expenses related to the removal of the Leasehold Improvements by the Lessor and/or repairs, being agreed that such obligation shall continue after the end of this Lease agreement.

         Provided that the Lessee executed its obligations in virtue of the Lease, at the moment of the End of the Lease, the Lessee shall be entitled to remove from the Leased Premises all its movable properties in the Leased Premises. However, all movable properties left in the Leased Premises after the End of the Lease shall be deemed to be abandoned, and the Lessor may dispose of such properties as it sees fit, without compensation of any nature to the Lessee.


ARTICLE 9
INSURANCE

9.1 The Lessee shall, at its own expense and throughout the Term, keep in force:

         a) insurance coverage for public liability of businesses, covering the Leased Premises and the property located therein, for an amount equal to a minimum of three million dollars ($3,000,000.00) for each occurrence or for any greater amount which the Lessor may reasonably request from time to time, which insurance must contain such guarantees as required by the Lessor;

         b) a broad form insurance coverage for all of the property located in the Leased Premises, and namely the leasehold improvements, for an amount equal to their replacement cost, without any deductions for depreciation, which insurance shall, in addition, have the following endorsements: replacement value and any other endorsements required by the Lessor;

         c) broad form comprehensive boiler and machinery insurance as well as insurance against the breakdown of equipment and machinery (under pressure or otherwise) "combined form" and protecting in the Leased Premises the destruction of such equipment and machines, damages caused by all such occurrences and the interruption of business resulting therefrom, for an amount equal to total forceable damages, without any deduction for depreciation, which insurance must include such endorsements as required by the Lessor.

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         d)       business interruption insurance "broad form" providing
                  standard coverage of a minimum period of twelve (12) months, in such amount to compensate the Lessee for all loss of earnings and for additional expenses attributable namely to the perils to be insured against pursuant to sub-paragraphs
                  (a), (b) and (c) mentioned above, which insurance shall also include such endorsements as required by the Lessor;

         e) all other insurance which the Lessor may reasonably require from time to time.

9.2      All insurance policies shall:

         a)       be acceptable to the Lessor in form and in substance;

         b)       be subscribed from insurers acceptable to the Lessor;

         c) provide that they will not be permitted to expire or to be modified unless the insurer gives the Lessor a ten (10) days written notice to that effect;

         d) name the Lessor and the Lessee as insureds, according to their interests;

         e) contain a waiver of subrogation of all rights which the Lessee's insurers may have against the Lessor and for persons for whom it is in law responsible.

9.3      Increase of Risk - The Lessee shall:

         a) not do anything which increases the risk of fire and the insurance premium rates for the Immovable;

         b) comply with the requirements of the Lessor's insurers or of any associations of insurers having jurisdiction in such matters; and

         c) not keep dangerous materials in the Leased Premises unless such materials are required for its business and, in such a case, in such quantities as are permitted by the Lessor's insurance policies, failing which the Lessee shall pay to the Lessor any resulting increase of the insurance premiums.

9.4 No co-insurance - Notwithstanding the fact the Lessee pays its Proportionate Share of the Lessor's insurance policy premiums, the Lessee acknowledges that it shall not be a co-insured, that it shall not have any insurable interest in the said policies and that it shall remain liable for any damage that might be caused by its fault, negligence, acts or omissions or those of the persons the Lessee permits to use or to have access to the Leased Premises. The Lessor or its insurers shall not waive their right to claim from the Lessee any damage that the Lessee is responsible for under the Lease or the Law.

9.5 Certificates - The Lessee shall furnish the Lessor with certificates of insurance at least ten (10) days prior to taking possession of the Leased Premises and thereafter, within ten (10) days of the renewal thereof.

9.6 If the Lessee fails to maintain the insurance for which it is bound, the Lessor may do so in the name of the Lessee and in such event, all premiums paid by the Lessor shall be reimbursed by the Lessee.


ARTICLE 10
ACCESS BY LESSOR TO LEASED PREMISES

10.1 Visiting the Leased Premises - During the last twelve (12) months of the Term of this Lease, the Lessee shall permit any person interested in leasing the Leased Premises to visit the Leased Premises during Business Hours.

         The Lessee shall permit the Leased Premises to be visited by any broker, purchaser, lender or evaluator of the Immovable. The Lessor shall exercise its right in a reasonable manner.

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ARTICLE II
DAMAGE AND DESTRUCTION

11.1 Destruction of Leased Premises - Should the Leased Premises be destroyed or damaged, the Lessor shall state its intention to the Lessee by way of written notice transmitted to the Lessee within thirty
         (30) days of the loss, to the effect that the Leased Premises are:

         11.1.1 wholly uninhabitable or that their use is dangerous and cannot be reasonably repaired within one hundred and eighty (180) days following the loss, in which case either party may resiliate the Lease with retroactive effect to the date of the loss; if such notice is not given within five (5) days following the notice provided for in Article 11.1, the Rent shall abate from the date of the loss until the Leased Premises are repaired and are ready to be occupied by the Lessee.

         11.1.2 wholly uninhabitable or that their use is dangerous but are reasonably reparable within one hundred and eighty (180) days following the loss, as the case may be, the payment of Rent shall abate from the date of the loss until such time that the Leased Premises are repaired and are ready to be occupied by the Lessee;

         11.1.3 reasonably reparable within one hundred and eighty (180) days following the loss and are partly usable in the interim; as the case may be, payment of Rent shall abate, with respect to the unusable area, from the date of the loss until such time that the damages have been substantially repaired.

11.2 Destruction of the Building - If the Lessor is of the opinion, which shall be given by notice within thirty (30) days of the loss, that twenty per cent (20%) or more of the Leasable Area of the Building is damaged, or if the Lessor is of the opinion that the Building is hazardous and that the Building cannot be reasonably repaired within one hundred and eighty (180) days or, that the proceeds of insurance do not cover the cost of repairs, then the Lessor may resiliate the Lease with effect retroactive to the date of the loss, all adjustments to the Rent to be made as of such date.

11.3 No Obligation to Rebuild - The Lessor shall be under no obligation to repair or rebuild the Building, the Leased Premises or contents thereof, the Lessee's alterations, improvements or other property.


ARTICLE 12
EXPROPRIATION

12.1 Resiliation of the Lease - In the case of an expropriation or of a taking of possession ("Expropriation") by a competent authority which, according to the Lessor, renders the Building or the Leased Premises unusable, the Lessor may terminate the Lease from the date of the Expropriation by way of a written notice to the Lessee. The Lessee may claim any damages from the expropriating party but not from the Lessor.

12.2 No Obligation to Contest - The Lessor is under no obligation to contest the Expropriation. The parties hereby reserve all their rights to claim future damages against the expropriating authority.



ARTICLE 13
DAMAGES

13.1 Liability of the Lessor - Notwithstanding any provision to the contrary, the Lessor shall not be liable for damages occurring in the Leased Premises or in the Immovable resulting from any cause whatsoever, unless such damages are directly attributable to the fault of the Lessor. The Lessor shall not be liable for damages suffered by the Lessee resulting from the fault attributable to a lessee or a third party even if such third party is a person whom the Lessee or another lessee of the Building has allowed to use or to have access to the Leased Premises.

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13.2     Limited Liability - Even if the damages are due to the fault of the
         Lessor, its liability shall extend only to the movable property and to the ordinary fixtures of the Lessee located in the Leased Premises and shall not extend to special equipment, documents and securities.

13.3 No Reduction of Rent - Unless otherwise stipulated in the Lease, the Lessee shall not in any case with respect to an occurrence relating to the Immovable or the Leased Premises or to an act of the Lessor of any nature whatsoever, have the right to a reduction of Rent or to the resiliation of the Lease. Nevertheless, the Lessee may, if granted by a court of law, obtain from the Lessor compensation resulting from damages directly attributable to the fault of the Lessor.



ARTICLE 14
SIGNS AND ADVERTISING

14.1 Consent of Lessor - Any sign or advertising material visible from the exterior of the Leased Premises or which may be distributed in the Immovable must be approved by the Lessor who may require that the Lessee ceases the use thereof, without delay. Should the Lessee not comply with the Lessor's request, the Lessor shall be entitled to do so at its cost and at the expense of the Lessee.

14.2 Maintenance of Signs - The Lessee shall, at its expense, maintain all signs and shall indemnify the Lessor for any damage which may be caused to the Lessor.

14.3 Injurious Advertising - The Lessee shall not publish any advertisement injurious to the reputation of the Lessor, the Lessor or another lessee of the Immovable, and shall immediately cease any such advertising at the request of the Lessor.


ARTICLE 15
COMPLIANCE WITH LAWS AND INDEMNIFICATION

15.1 Compliance with Laws - The Lessee shall comply with all laws and regulations governing the business conducted in the Leased Premises. The Lessee shall carry out any changes to the Leased Premises or to the business conducted therein, Which may be legally required by the competent authorities, failing which, the Lessor, after having given written notice to the Lessee, may carry out such changes in its place and at its expense.

15.2 Indemnity of Lessor - The Lessee shall indemnify the Lessor against any penalty payable by the Lessor resulting from the Lessee's breach to comply with the present Article, including all related expenses, including legal fees incurred by the Lessor to protect its rights.

15.3 Environmental Clause - During the Term and its renewal, the Lessee agrees to respect the Environmental Legislation and comply therewith promptly at its expense and to immediately notify the Lessor of any release and discharge and presence inside or outside the Leased Premises of any Contaminants and Hazardous Materials which are in breach of the Environmental Legislation.

         The Lessee is liable for any damage whatsoever caused in or to the Immovable or the Leased Premises as a result of its non-compliance with the Environmental Legislation, which damage may also entail the termination of the Lease.

         Notwithstanding anything to the contrary, the Lessee undertakes to save and hold harmless the Lessor, its representatives, agents or employees from any claims, losses, costs, fees, expenses, damages for bodily injury, moral damages, property damages, actions, suits or proceedings arising from or attributable to Lessee's act, refusal, negligence or omission to comply with the Environmental Legislation.

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ARTICLE 16
SUBLET AND ASSIGNMENT

16.1 Mandatory Consent of the Lessor - The Lessee shall not assign the Lease or sublet the Leased Premises in whole or in part, nor suffer the Leased Premises to be utilized by another person (such utilization being, for the purposes hereof, considered as a sublease) without the written consent of the Lessor, which consent may not be withheld without a serious reason.

         16.1.1 In the event of an assignment or of the subletting of the whole or any part of the Leased Premises, unless a specific written consent to this effect is obtained from the Lessor, no options whatsoever contained in this Lease shall benefit such sublessee or assignee.

         16.1.2 The occupancy of a part or of the totality of the Leased Premises by a Prospect or the Landlord's tolerance of such occupancy or its acceptance of any payment shall in no way constitute a waiver of the Tenant's obligation to obtain the Landlord's consent for an assignment or a sublet.

16.2 Deemed Assignment- If the Lessee is a company, a corporation or a partnership, any change in the effective control thereof is deemed to be an assignment of the Lease and the Lessee and the assignee shall comply with the present Section 16.

16.3 Information to be provided - The request of the Lessee with respect to obtaining the consent of the Lessor to the sublease or the assignment shall include the following:

         16.3.1 the name, address and telephone number of the true proposed sublessee or assignee, or in the case of the change of effective control of a corporation or of a company, those of the senior executives of the corporation or of the company as well as of those persons who are acquiring the control thereof;

         16.3.2 information acceptable to the Lessor with respect to the commercial experience of the persons;

         16.3.3 references from banks and other credit institutions, financial statements (if available) and any other information which the Lessor may reasonably require for the purpose of its evaluation;

         16.3.4 if the sublessee or the assignee is a partnership or a company, the declarations or constituting documents thereof, as amended;

         16.3.5 the sublessee or the assignee's written undertaking to respect all and every obligations of the present Lease including, without limitation, the obligation to grant to Lessor the same suretys as previously granted by the Lessee or any other surety that the Lessor may reasonably request; and

         16.3.6 complete disclosure of all consideration, rental, terms and conditions of the proposed assignment or sublease, as well as all information and documents relating to the proposed sublease or assignment.

16.4 Justified Refusal - The Lessor may refuse to consent to the proposed sublease or assignment of the Lease, for any serious reason, including, without limitation:

         16.4.1 failure to provide the information or documents required pursuant to Article 16.3;

         16.4.2 the poor reputation, lack of business experience or lack of commercial success of the proposed sub-lessee or assignee;

         16.4.3 if the use which the proposed assignee or sublessee intends to make of the Leased ~ sin confflct, in whole or in part, with any exclusivity right then already granted by the Lessor to another lessee in the Building; or is incompatible with the image, character or quality of the Building;

         * Parties stipulate that UNPUBLISHEDWORK.COM CM INC. may sublet part of the Premises from the lessee, subject to Article 16 of the lease.

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         16.4.4   if the proposed assignee or sublessee is already a lessee or occupant of the Building and other space is available for such party in the Building or will become available within the next following six (6) months; or

         16.4.5 if the proposed assignee or sublessee does not intend to physically occupy the Leased Premises and actively operate its business therein in good faith; or

         16.4.6 if the proposed assignment or sublease becomes effective before the date on which the Lessee has physically occupied the Leased Premises and commenced to actively operate its business therein in good faith; or

         16.4.7 if the Lessor has reasonable grounds to beleive that the proposed assignee or sublessee does not have the financial capacity to meet all its obligations, including, without limitation, the obligations of the Lessee towards the Lessor under the Lease.

16.5 Answer of the Lessor - Within thirty (30) days from the receipt of the Lessee's complete request for the Lessor's consent, together with all the required information and documents, the Lessor shall inform the
         Lessee:

         a) of its refusal to consent, stipulating the reasons therefor, or

         b)       of its consent, or

         c) that the Lessor has chosen, as an alternative to its consent (without affecting its other rights and without being obliged thereto), to become itself the sublessee or the assignee, as the case may be, for the same consideration, rentals, terms and conditions as those of the proposed sublease or assignment, in the place of the proposed assignee or sublessee, or

         d) that the Lessor has chosen, as an alternative to its consent (without affecting its other rights and without being obliged thereto), to terminate the Lease as of the fifteenth (l5th) day following the date on which the Lessor so informs the Lessee, it being understood that the Lessee shall, however, have the right to withdraw its request for consent to the proposed assignment or sublease within such fifteen (15) days delay.

16.6 Delay for Sublet or Assignment - Should the Lessee not sublet or assign the Leased Premises within sixty (60) days after having obtained the consent of the Lessor, said consent shall be considered null and the Lessee shall recommence the procedure for carrying out the sublease or the assignment.

16.7 Should the Lessor fail to perform its obligations for which it is bound to the Lessee, the sublessee may not exercise the rights and remedies of the Lessee against the Lessor.

16.8 Solidarity - Notwithstanding any sublease or assignment, the Lessee's liability shall remain solidary with the assignee or the sublessee, as the case may be for all of the obligations of the Lessee pursuant to the Lease, so that the Lessor may compel the Lessee , and the Surety (if any), to observe all of the obligations of the Lease as if no assignment or sublease had occurred.

16.9 Expenses of the Sublease or the Assignment - If the sublease or the assignment is accepted, the Lessee shall reimburse the Lessor for the related administrative expenses subject to the approbation of the sublease or the assignment, which shall be payable by certified cheque and shall be remitted at the time of signature of the agreement of sublease or of assignment.

16.10 Approval of Publicity - The sublease or the assignment may not be publicised in any manner whatsoever, without the express approval of the Lessor with respect to the form and substance of such publicity, all advertising in relation to the sublease or the assignment of the Lease may be injurious to the Immovable.

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ARTICLE 17
SUBORDINATION AND ATTORNMENT

17.1 Assignment by Lessor - In the event of a sale, transfer or an assignment of the Immovable or any part of the Immovable by the Lessor, or an assignment by the Lessor of this Lease or any interest in the Lease hereunder, the Lessor shall be freed of all liability with respect to any obligations in virtue of the Lease or of the law if such purchaser or assignee assumes the Lessor's obligations according to the Lease or law.

17.2 Lessee's Estopel Certificates - At any time and from time to time upon not less than 10 days prior notice at the request of the Lessor, the Lessee shall execute and deliver, as directed by the Lessor, a certificate of an officer of the Lessee certifying as at the date thereof whether this lease is in full force and effect, whether or not it has been modified (and if so in what respect), the status of annual rent and other accounts between the Lessor and Lessee, whether or not there are any existing defaults on the part of the Lessor of which the Lessee has notice (and if so, specifying them) and as to any other matters in connection with this lease in respect of which such a certificate is reasonably requested.

17.3 Lessor's Estoppel Certificates - At any time and from time to time upon not less than 10 days prior notice at the request of the Lessee, and for the purposes only of a transaction contemplated by Article 17, the Lessor shall execute and deliver, as directed by the Lessee, a certificate of an officer of the Lessor certifying as at the date thereof whether this lease is in full force and effect, whether or not it has been modified (and if so in what respect), the status of annual rent and other accounts between the Lessor and Lessee, whether or not there are any existing defaults on the part of the Lessee which the Lessor has notice (and if so, specifying them) and as to any other matters in connection with this lease in respect of which such certificate is reasonably requested.

17.4 Effect of Estoppel Certificates - Any statement delivered pursuant to the provisions of this Article 17 may be conclusively relied upon only by the person to which such statement is addressed but shall not preclude any rights of the party giving such statement with respect to defaults not set forth in such statement but of which the party giving such statement had no actual knowledge at the date thereof as against the other immediate party to this lease.


ARTICLE 18
DEFAULT AND RECOURSE

18.1     A default shall occur in the following cases:

         a) if the Lessee does not fulfill any of its obligations pursuant to the Lease and if this default continues:

                  i) in the cases of a pecuniary obligation, for more than five (5) days following the receipt by the Lessee of a written notice from the Lessor;

                  ii) in all other cases, for more than fifteen (15) days following the receipt of a written notice from the Lessor (unless it constitutes a default otherwise provided for in this paragraph 18.1 or unless the default cannot be cured within said delay, in which case the Lessee shall have commenced to cure the default within the prescribed delay and to continue to do so with diligence) or within a shorter delay stipulated in the Lease (the latter delay taking precedence);

         b) if the Lessee is the object of bankruptcy, insolvency, dissolution or liquidation proceedings or loses control of the property located in the Leased Premises;

         c) if the Lessee makes a sale of an enterprise or if the property located in the Leased Premises is seized and that a release thereof is not obtained within fifteen (15) days;

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         d)       if the Lessee leaves the Leased Premises vacant during five
                  (5) consecutive days or if the Leased Premises are used by a person who is not authorized pursuant to the Lease; or

         e) if a sublease or an assignment is attempted or if the Lessee grants a guarantee that affects the Lessor's own guaranties provided in the Lease.

         The mere lapse of the delays provided for in paragraph 18.1 or as otherwise provided for in the Lease shall have the effect of deeming the Lessee in default.

18.2 Default and Recourses - Each time that an event of default occurs, subject to the other rights and recourses which are granted to the Lessor pursuant to the Lease or law and notwithstanding any other provision of the law, the Lessor shall have the following rights and remedies, which shall be cumulative and not alternative:

         a) the right to terminate the Lease by notice to the Lessee and following such notice, the Lessee shall not be entitled to remedy the default;

         b) the Lessor may enter the Leased Premises as mandatary of the Lessee, re-let them for the duration of the Term and on such conditions which the Lessor may determine at its discretion, collect the Rent, take possession, as mandatary of the Lessee, of all moveable property located in the Leased Premises and, in such a case store the moveable property at the cost and risk of the Lessee or sell or assign it in such manner as the Lessor deems appropriate without notice to the Lessee; make modifications to the Leased Premises in order to facilitate their re-letting; apply the proceeds of any sale or re-letting to the payment of all expenses incurred by the Lessor in connection with such re-letting or of such sale and to any other debt of the Lessee towards the Lessor and, lastly, to the payment of Rent in arrears or of future payments of Rent which are to become due. The Lessee shall remain liable to the Lessor for any deficiency;

         c) the right to remedy or attempt to remedy, at the expense of the Lessee and with no liability on the part of the Lessor, any default of the Lessee pursuant to the Lease on behalf of the Lessee and to enter the Leased Premises for such purposes.

         d) the right to recover from the Lessee all damages suffered as well as all expenses incurred by the Lessor pursuant to the default of the Lessee including, if the Lessor terminates the Lease, the right to receive as liquidated damages any difference between the amounts that the Lessee would have paid for the duration of the Term of the Lease following such termination and the net amounts actually received by the Lessor during this period with respect to the Leased Premises;

         e) if the resiliation of the Lease results from or is based on the bankruptcy or the insolvency, the right to recover from the Lessee the full amount of Rent due and accelerated Rent for a minimum period of three (3) months or any other longer period permitted by law; and

         f)       if the Lease is terminated pursuant to the provisions of
                  Article 18.2, the right to recover from the Lessee the unamortized portion of any allowance or investment for improvements or any other inducement paid by the Lessor pursuant to the Lease.

18.3 Indemnity - Should the Lessor retain the services of legal counsel in connection with the non performance by the Lessee of its obligations pursuant to these presents, the Lessee shall pay the Lessor as damages, judicial costs, and fees of fifteen per cent (15%) of the amount of the Rent due in connection with such legal services.

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ARTICLE 19
NOTICE

19.1 Any notice to be given under this Lease shall be sent by registered mail or by telecopier transmission or delivered in person at the addresses indicated below. The Lessor reserves the right to change its address.

         Notices sent by mail shall have been deemed to be received on the third business day following the mailing thereof and those by telecopier the business day following their transmission. The Lessee elects domicile in the Leased Premises for all purposes in connection with these presents.

         in case of a notice to the Lessor:

         SITQ Inc.
         500, Sherbrooke Street West, Suite 200
         Montreal (Quebec) H3A 3C6

         Care of: Vice-President

         With a copy to the Property Manager to the following address:

         SITQ inc.
         1, Westmount Square, Bureau 1700
         Westmount, (Quebec) H3Z 2P9

         Care of: Property Manager

         in case of a notice to the Lessee

         ISEE3D INC.
         4, Westmount Square, Suite 100
         Westmount, (Quebec) H3Z 2S6

         Attention:

ARTICLE 20
TERMINATION OF LEASE

20.1 Any occupation of the Leased Premises by the Lessee after the Termination of the Lease shall not have the effect of extending, or expressly or tacitly renewing the Lease.

20.2 The Lessor may allow the Lessee in the event the Lessee occupies the Leased Premises after the Termination of the Lease, to continue its occupation pursuant to a monthly Lease in consideration of a monthly Minimum Rent which is fifty per cent (50%) greater than the last monthly Minimum Rent of the Term, the other terms and conditions of the Lease remaining the same.


ARTICLE 21
UNAVOIDABLE DELAY

21.1 Except for the payment of an amount of money, each time the Lease provides for the performance of an obligation, the obligation shall be performed subject to Unavoidable Delay. The Lessee and the Lessor shall be deemed not to be in default in the performance of any obligation under this Lease if they are prevented from so doing by Unavoidable Delay, and any period of time for the performance of such obligation shall be extended accordingly.

         The Lessee and the Lessor shall notify each other respectively without delay at the outset of the cause, the duration and the effect, to their knowledge, of any Unavoidable Delay.

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ARTICLE 22
MODIFICATION OF LEASE AND PERFORMANCE BY A THIRD PARTY

22.1 Modification of Lease - Any modification of the Lease shall be valid only if expressly agreed to in writing by the Lessor, the Lessee and the Surety (if any).

22.2 Performance by Third Party - A third party may not acquire any rights pursuant to these presents in performing an obligation of the Lessee.


ARTICLE 23
MISCELLANEOUS

23.1 Declaration of intent - This Lease is intended to be a simple document drafted in ordinary language. When words or expressions of a general meaning are used, the widest possible meaning is to be given to them unless the context clearly indicates otherwise.

23.2 Absence of Waiver - The fact that one or the other party has not exercised any of its rights hereunder shall not constitute a waiver thereof.

23.3 Cancellation of Previous Agreements - This Lease represents the entire agreement between the parties in connection with the Leased Premises. It replaces all previous documents and discussions between the parties.

23.4 Successors and Assigns - The Lease shall bind the successors and assignees of the parties.

23.5 Brokerage Commission - The Lessee guarantees to the Lessor that the only broker involved in this transaction was Gary W. Shannon of Terramont Real Estate Services Inc. and Richard W. Elliott of Exspace Corporate Space Advisors Inc. The Lessor shall be responsible to pay the leasing commission pertaining to the present Lease upon the terms and conditions stipulated in a commission agreement to intervene between the Lessor and the broker.

23.6 Conversion - The Parties to this Lease agree to the following metric factors:

         1 meter           =        3.2808 feet
         1 square meter    =        10.7643 square feet
         1 foot            =        0.3048 meters
         1 square foot     =        0.0929 square meters

23.7 Cumulative Rights - The rights conferred to the Lessor shall not be exclusive but shall be cumulative.

23.8 Undertaking to Cooperate - The parties agree to sign all documents and do all things necessary or desirable in order to give effect to the intention of the parties.

23.9 Publication of Lease - The Lessee shall have the right to publish the Lease, after having obtained the prior approval of the Lessor as to the form and as to the other terms of the publication, without however mentioning any of the Lease's financial terms, failing which, the Lessor may radiate such publication at the Lessee's cost. Such publication shall be made solely at the Lessee's cost, including publication fees and the cost of a published copy for the Lessor. In cases of publication, the Lessee shall, at the Termination of the Lease, cause the publication to be cancelled at its cost, failing which the Lessor may do so at the expense of the Lessee.

23.10 Partial Invalidity- All of the parts of this Lease are divisible, If for any reason whatsoever a provision thereof is judged to be illegal or unenforceable, the other provisions of the Lease shall remain in effect mutatis mutandis.

23.11    Interpretation - In this Lease, unless the context dictates otherwise:

         (i) the masculine includes the feminine and the singular the plural, and

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         ii)      the words "hereinabove" and "these presents" or any words or expressions having similar import shall refer to the Lease in its entirety.

23.12 Laws - This Lease shall be governed by the Laws in effect in the province of Quebec. In addition, by these presents, all the parties elect domicile in the Court of jurisdiction for the judicial district of Montreal, for all judicial proceedings which may be taken in connection with the application of the present Lease, notwithstanding the fact that one or the other parties may have signed this Lease outside of the judicial district of Montreal.

23.13 Late Payments - The acceptance by the Lessor of any ante-dated cheque or of any late payment shall be considered as a means of collection only, subject to the rights of the Lessor pursuant to these presents. Any sums unpaid by the Lessee shall bear interest at the Prime Rate.

23.14 Solidary liability - If several persons have signed this lease, their liability is solidary, so that each person shall be liable for all of the obligations under this Lease.

23.15 Titles - The titles and the numbering of the Articles have been inserted as a matter of convenience and shall not be used to interpret the text thereof.

23.16 Time is of the Essence - All delays provided for in the Lease in connection with an undertaking or an obligation of the Lessee or of the Lessor are of the essence.

23.17 Protection of Personal Information - The Lessee (and, as the case may be, any other person who has guaranteed the performance of the obligations of the Lessee pursuant to this Lease (hereinafter referred to as the "Guarantor")), specifically authorizes the Lessor to obtain all information and establish a file, (if the Lessor so wishes) relating to the solvency or other personal information which the Lessor desires and which are relevant or necessary to the signature or execution of the present Lease, with respect to the Lessee (or the Guarantor, as the case may be). To this end, any person, namely personal information agents (credit bureaus, banks, subcontractors and suppliers) having such information or, by these presents, is authorized to give such information to the Lessor, during the Term, and subsequently thereto if necessary.

23.18 Prohibition to sell by auction - In the event of the Lessee's bankruptcy, there shall be no sale by auction, performed by any competent authority whatsoever, permitted in the Leased Premises.


ARTICLE 24
MOVABLE HYPOTHEC

24.1     Intentionally deleted.



ARTICLE 25
REGULATIONS

25.1 The Lessee shall observe the regulations respecting the use of the Immovable, which are annexed hereto as Schedule "E", as such regulations may be modified by the Lessor, to the extent that they are not in contradiction with the Lease. The regulations may differ depending on the type of business located in the Immovable but may not be discriminatory.


ARTICLE 26
SPECIAL PRO VISIONS/SCHEDULES

26.1     The schedules form an integral part of this Lease.

26.2 TERM OF ACCEPTANCE - The Lessor's obligations relatively to the present Lease are conditional to the Lessor's possession and peaceable enjoyment of the Leased Premises and to its obtaining from the lessee DIRECT SOURCE SPECIAL PRODUCTS INC., a deed of Lease cancellation, duly signed. The Lessee covenants and agrees that any act of the lessor

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         or of any of its representatives or of the Lessee, including the remittance of the present Lease to the Lessee for signature shall not bind the Lessor toward the Lessee.

         The Lessee covenants to return duly executed copies of the Lease to the Lessor at the latest thirty ( 30 ) days following the date the Lessee received the Lease. If the Lessee does not respect the acceptance delay, the Lease shall be null. Notwithstanding the foregoing, if the Lessee remits the duly executed copies after the expiration of the said delay, the Lessor may sign the copies and such signature shall constitute a confirmation of the Lease.

26.3 The Parties specifically declare that they have requested the present Lease and all documents relating thereto to be drawn up in the English language. Les parties declarent qu'elles ont demande que le present Bail et tous documents s'y rattachant soient rediges en langue anglaise.




In witness whereof the Lessee acknowledges that, notwithstanding that the Lease was drawn up and submitted by the Lessor, the Lessee has negotiated the Lease, that it understands all of its provisions and that it was given adequate explanations as to the nature and extent of the Lease. The Lessee has signed these presents on the 28th day of October, 1999.

                                                                     ISEE3D INC.

                                                                     "Lessee"
                                         Per:
------------------------------               -----------------------------------
Witness                                      Morden C. Lazarus, Chairman & CEO

------------------------------
Witness


In witness whereof the Lessor has signed these presents on the 19th day of November, 1999.


            SITQ BUREAUX INC., RULIM INC. AND IMMEUBLES REGIME INC.,
                  duly represented by their mandatary SITQ inc.

                                                                        "Lessor"


                                         Per:
------------------------------               -----------------------------------
Witness                                      Denis Perreault, Leasing Director



                                         Per:
------------------------------               -----------------------------------
Witness                                      Daniel Archambault, Vice-president
                                             Office Buildings and Business Parks

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                                  SCHEDULE "A"
                       GUARANTY(S) IN FAVOR OF THE LESSOR


SCHEDULE "A" to the Lease intervened in Montreal, between SITQ BUREAUX INC., RULIM INC. AND IMMEUBLES REGIME INC., duly represented by their mandatary SITQ inc. (hereinafter referred to as the "Lessor") and ISEE3D Inc. (hereinafter referred to as the "Lessee").


                          DEPOSIT OF A LETTER OF CREDIT

1. This Schedule relating to the deposit of a letter of credit is an integral part of the Lease as Schedule "A". The words and expressions used herein will have the same meaning and the same extent as those used in the Lease.

2. As security for faithful and punctual performance from the Lessee of all and every of its duties in virtue of the Lease, the Lessee has remitted, upon the signature of the Lease, an unconditional and irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") emitted by a Canadian Chartered Bank, in favour of the Lessor for an amount of seventy-five thousand dollars ( $75,000.00). In addition of being unconditional and irrevocable, the said Letter of Credit shall be acceptable in form to the Lessor, permit the Lessor to transfer such Letter of Credit to any assignee, buyer or secured creditor of the Building and creditor of the Building and permit the Lessor to cash the Letter of Credit even if the Lease is repudated, cancelled or otherwise resiliated in case of bankruptcy or insolvency. The Letter of Credit shall expire thirty (30) days after the expiration of the Term of the Lease (including all and every periods of renewal of the Lease), being specified that if such Letter of Credit cannot be emitted for the whole Term of the Lease, it shall be emitted and renewed for successive periods of at least twenty-four (24) months each. In such case, the Lessee shall provide the Lessor, at least thirty (30) days before each expiration date of the Letter of Credit, with a proof of its renewal. Should the Lessee fail to do so, the Lessee shall be automatically considered in default and the Lessor shall immediately be entitled to cash such Letter of Credit.

3. Without affecting its other rights and recourses, the Lessor shall be entitled to use the Letter of Credit, in part or in whole, as reimbursement of any amount due to the Lessor by the Lessee in virtue of the Lease and that the Lessee failed to pay when due. Following such allocation of the Letter of Credit, the Lessee shall, within ten (10) days after request from the Lessor to this effect, provide the Lessor with a new Letter of Credit of the abovementioned amount. Moreover, the Lessor shall be entitled to remit the Letter of Credit to any assignee of its rights in the Lease or in the Leased Premises, provided that every such assignee has assumed the duties of the Lessor regarding such Letter of Credit. Sould the Lessor, according to the provisions of Article "16" of the Lease, covenant that the Leased Premises be sublet by a sublessee or that this Lease be assigned to an assignee, the Lessor shall then be entitled to demand that the Letter of Credit be replaced by a new Letter of Credit supplied by the assignee or by the sublessee. Should they fail to do so, the Lessor shall be entitled to realize or cash the Letter of Credit, as if the Lessee was in default of its duties in virtue of the Lease, under reserve and without prejudice to all of the Lessor's other rights, remedies and recourses.

4. Provided that the Lessee is not in default in virtue of the Lease and that physical possession of the Leased Premises is given back to the Lessor, the Lessor undertakes, within thirty (30) days after the expiration of the Term of the Lease (including all and every cancellation before date of the Lease or renewal of the Lease), to give back to the Lessee the Letter of Credit.

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         In witness whereof the Lessee has signed in Montreal, this 28th day of
October, 1999.


                                                                     ISEE3D INC.

                                                                     "Lessee"
                                         Per:
------------------------------               -----------------------------------
Temoin                                       Morden C. Lazarus, Chairman & CEO

------------------------------
Temoin



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                                  SCHEDULE "B"
                               DESCRIPTION OF LAND

                                Westmount Square

"WESTMOUNT SQUARE" is the Immovable located in the City of Westmount, being known as lot SIX THOUSAND AND EIGHTY-THREE (Lot 6 083) of the Official Cadastre of the Montreal Parish of the Registration Division of Montreal on which the buildings 1 and 4 Westmount Square are erected.


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                                  SCHEDULE "C"
                      WORK BY THE LESSOR AND BY THE LESSEE


LESSOR'S WORK:

The Lessee acknowledges and agrees that there is no promise, declaration or undertaking by the Lessor with respect to any alterations, remodelling, or decoration of the Leased Premises, or installation of equipment or apparatus in the Leased Premises and that the Lessee is taking possession and accepting the Leased Premises "as is".

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                      SCHEDULE "D" PLAN OF LEASED PREMISES


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                                  SCHEDULE "E"
                                   REGULATIONS


1. The Lessee agrees to observe all of the following regulations and any additional regulations as the Lessor may from time to time prescribe with respect to the proper management of the Immovable.

         1.1 These regulations shall not be incompatible with the terms of the Lease.

         1.2      Any amendment shall be communicated in writing to the Lessee.

2.       Traffic

         2.1 Access to the Immovable shall at all times be under the control of the Lessor's security officer on-duty who may require persons to identify themselves and may refuse access for any justifiable reason;

         2.2 Prohibition to Impede Traffic - The Lessee shall not leave or allow any objects to be left that might impede the movement of traffic in the Common Areas and Facilities of the Immovable.

         2.3 Loading and Unloading - The loading and unloading of merchandise and of furniture shall be made at the risk of the Lessee and pursuant to instructions from the Lessor.

3. General Services. The work of the Lessee at the interior of the Leased Premises with respect to the handling of merchandise and of furniture shall be effected by the employees of the Lessor at the cost of the Lessee at rates which the Lessor shall from time to time determine.

4. Public Areas. The use of the Common Areas and Facilities shall be under the exclusive control of the Lessor.

5.       Emergencies and Security

         5.1 Any emergency situation shall be brought to the attention of the Lessor's security officer.

         5.2 Only the stairways and emergency exits shall be used in cases of emergency.

         5.3 Close coordination and cooperation shall be maintained between the Lessee's and Lessor's security services, for the protection of the Immovable.

         5.4 Interruption of Services - Elevator, freight elevator and escalator service in the Building may be interrupted for reasons of maintenance or emergency.

         5.5 No Smoking - Smoking in the elevators and freight elevators of the Building is prohibited.

6.       Mechanical and Electrical Systems

         6.1 The maintenance of the private mechanical and electrical systems of the Lessee shall be maintained by it at its costs, unless there is an agreement to the contrary.

         6.2 The allocation of costs of supplying fluids, electrical consumption or any other source of energy shall be made by the Lessor.

7.       Vehicles and Animals

         7.1 It is prohibited to bring into the Building or the Leased Premises any animal or vehicle except for:

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                  a)       animals or vehicles serving as guides for the blind
                           or otherwise handicapped persons; and

                  b) vehicles which may be authorized in the parking areas, by agreement with the operator of the parking lot and pursuant to instructions from the Lessor.

8. Machinery. Equipment and Safe Except for office equipment, no machine or piece of equipment may be brought into the Building without the approval of the Lessor, who may refuse their installation or who may designate a specific area in which to place heavy objects in the Leased Premises.

9. Illegal activities by the Lessee and Peddling. The Lessee shall not cause a nuisance to its neighbours and shall respect the good order and the security of the Immovable. Any peddling and soliciting in the Immovable is strictly prohibited and the Lessee agrees to cooperate with the Lessor in order to prevent such activities.

10. Sales and Types of Business. The sale of merchandise and of services is prohibited without the prior approval of the Lessor.

11. Signs, Etc. The Lessee shall ensure that all signs or objects which are visible from the exterior of the Leased Premises are in accordance with instructions of the Lessor. All signs and advertising materials are prohibited.

12.      Advertising, Address

         12.1 The words "Westmount Square" shall not be used by the Lessee except to describe the Leased Premises or to designate the address thereof. The words "Societe lmmobiliere Trans- Quebec Inc.", "SITQ Immobilier" and "SITQ inc." are reserved for the business name of the Lessor.

         12.2 The Lessor reserves the right to prevent any advertising by the Lessee which might harm the security, the reputation or the operation of the Immovable, and, without limiting the generality of the foregoing, the Lessor may prohibit the Lessee from advertising any illegal activity or the sale of any illicit or objectionable product.

         12.3 The Lessor reserves the right, at any time and without notice to the Lessee, to change the address and the postal code for the Immovable.

13.      Mechanical and Electrical Systems

         13.1 Special maintenance and repair services for the mechanical and electrical systems inside the Leased Premises shall be performed only by the Lessor and these special services shall be charged to the Lessee according to rates which the Lessor shall from time to time establish.

         13.2 Air-conditioning and heating services shall be provided during Business Hours. Extra services shall be charged to the Lessee pursuant to rates set by the Lessor from time to time.

         13.3 The density of occupancy of the Leased Premises shall not exceed one (1) person per one hundred (100) square feet of Leasable Area.

14. Utilization of Incremental or Fan-Coil units of the Air-Conditioning and Heating System

         14.1 In order to ensure the proper functioning of the air-conditioning system, the Lessee shall not utilize the incremental or fan-coil units of the air-conditioning and heating system (perimeter zone) for the storage of documents or other items, so as not to affect the operation of said units and said system.

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         14.2     Any curtains mounted on the windows shall be placed so as not to impede the operation of said units and said air-conditioning system.

         14.3 The Lessee shall at all times keep outside windows closed (where applicable) and, while the air-conditioning system is operating, keep the blinds of all windows exposed to direct sunlight closed as well.

15. Entry Doors to Leased Premises The Lessee shall not change the access systems without the consent of the Lessor. Should more than two keys be required for each lock, they shall be supplied by the Lessor, at the Lessee's expenses. The Lessee shall return all keys of the Leased Premises to the Lessor at the Termination of the Lease.

16. Cleaning (Housekeeping) All cleaning services for office spaces and public areas shall be performed only by the Lessor's employees, except by written agreement to the contrary.

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                                  SCHEDULE "F"
                               SPECIAL PROVISIONS

         1.1      Access before Commencement of the Term

                  The Lessee may enter the Leased Premises before the commencement date of the Term, as of November First (1st), 1999, for the purpose of performing improvements in the Leased Premises or installing certain property or operating its business (having received prior authorisation from the Lessor to do so), but it is expressly agreed between the parties that the Lease has to be duly signed by the Lessee before the latter takes possession of the Leased Premises. If the Lease is not duly signed, the Lessor may, at its sole discretion, prohibit the access of the Leased Premises or charge, as a penalty, the Rent to the Lessee as if the Term had commenced.

                  During that period, all terms and conditions of the Lease shall take effect at the time of such occupancy and continue to apply for the duration of such occupancy, with the exception that the Lessee shall not be required to pay any Rent to the Lessor for this period but shall assume its electricity charges and all costs relating to the Lessee's occupancy of the Leased Premises.

         1.2      Rent Incentive

                  The Lessee agrees and accepts to pay to the Lessor the Goods and Services Tax (GST), the Quebec Sales Tax (QST) and all other similar taxes that the Lessor could be asked to collect from the Lessee with regard to any incentive to rent granted to the Lessee including without limitation Free Rent, Moving Allowance, Access before Commencement of the Term, or other.

         1.3      Parking

                  Provided the Lessee is not in default of its obligations pursuant to the Lease, the Lessor agrees to provide to the Lessee up to four (4) interior unreserved parking spaces in the Building. The Lessee shall pay the prevailing monthly rate for said parking spaces as established from time to time by the parking operators. The Lessee undertakes to sign a Parking Lease to this effect within thirty (30) days of occupation.

                                  SCHEDULE "G"
                               STANDARD RESOLUTION


Excerpt from the minutes of a meeting of the Board of Directors of ISEE3D INC. (hereinafter referred to as the "Company") held on ____th day of _______________


Be it resolved:

That the Company enters into a Lease Agreement with SITQ BUREAUX INC., RULIM INC. AND IMMEUBLES REGIME INC., duly represented by their mandatary SITQ inc., for the premises located in the Building bearing civic number 4, Westmount Square, Westmount, Suite 100, the whole in accordance with a draft Lease which has been submitted and approved by the Board of Directors.


That Mr. Morden C. Lazarus, Chairman and CEO be duly authorized to enter into a Lease for and on behalf of the Company and to sign any and all documents necessary in order to give effect to the Lease.


I, hereby certify that the foregoing is a true copy of a resolution passed in a meeting that has been called and held this __________ day of ___________ _____, by all the Directors of the Company as stated in the minutes of the said meeting and that the said resolution is hereby still in effect.

This _________ day of _______.




-----------------------------
secretary

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                                  SCHEDULE "H"
                                  STATUS REPORT

PROPERTY               :  4, Westmount Square

LESSOR                 :  SITQ BUREAUX INC., RULIM INC.AND IMMEUBLES REGIME INC.

LESSEE                 :  ISEE3D Inc.

LEASE DATED            :  ___________________

TO                     :  The Lessor or any Person who is or may become or
                          contemplates to become a Secured Lender as well as to any prospective purchaser of the property or any part thereof.

THE UNDERSIGNED, the Lessee under the above Lease, hereby certifies and represents that:

(i) The Lessee has accepted and is in possession and in occupation of the Premises having an Area of approximately ___________ feet (__sq.ft.) (said Area comprising of feet ( .ft. ) located on the floor of the Shopping Centre and feet ( sq.ft. ) used for a automatic banking machine).

(ii) The Lease has been validly executed and delivered by the Lessee (and the Guarantor, if any) and is in force pursuant to due corporate action properly taken by the Lessee (and the Guarantor, if any).

(iii)    The Lease is presently in full force and effect and unmodified.

(iv) There is no existing default by either Lessee or Lessor pursuant to the Lease for which a notice of default has been given.

(v) To date, the Lessee has no defenses, counter claims, or claims of offset, deduction or compensation under the Lease or otherwise against rents or other charges due under the Lease and no event or fact has occurred which would give the Lessee the right or the option to terminate the Lease prior to the expiry of the Term;

(vi) No rent under the Lease has been paid more than thirty (30) days in advance of its due date.

(vii)    The Premises are free from any construction deficiencies.

(viii)   All Lessor's Work has been completed to the satisfaction of the Lessee.



The Lessee hereby certifies and represents that the above statements including any exceptions which may have been added thereto are true and complete and may be relied and acted upon.

DATED AT ___________________, this ___________________ day of ____________ 19


ISEE3D INC.


Per:
    -----------------------
           Manager

                                TABLE OF CONTENTS

TITLES                                                                    PAGES

PARTIES                                                                     1

ARTICLE 1         DEFINITIONS, INTENT AND INTERPRETATION                    1
ARTICLE 2         LEASE AND DELIVERY OF LEASED PREMISES                     4
ARTICLE 3         SERVICES FURNISHED TO THE LESSEE                          5
ARTICLE 4         RENT                                                      7
ARTICLE 5         REAL ESTATE TAXES                                         7
ARTICLE 6         TAXES                                                     7
ARTICLE 7         USE AND MAINTENANCE OF LEASED PREMISES                    7
ARTICLE 8         LEASEHOLD IMPROVEMENTS                                    9
ARTICLE 9         INSURANCE                                                 11
ARTICLE 10        ACCESS BY LESSOR TO LEASED PREMISES                       12
ARTICLE 11        DAMAGE AND DESTRUCTION                                    13
ARTICLE 12        EXPROPRIATION                                             13
ARTICLE 13        DAMAGES                                                   13
ARTICLE 14        SIGNS AND ADVERTISING                                     14
ARTICLE 15        COMPLIANCE WITH LAWS AND INDEMNIFICATION                  14
ARTICLE 16        SUBLET AND ASSIGNMENT                                     15
ARTICLE 17        SUBORDINATION AND ATTORNMENT                              17
ARTICLE 18        DEFAULT AND RECOURSE                                      17
ARTICLE 19        NOTICE                                                    19
ARTICLE 20        TERMINATION OF LEASE                                      19
ARTICLE 21        UNAVOIDABLE DELAY                                         19
ARTICLE 22        MODIFICATION OF LEASE AND PERFORMANCE BY A THIRD PARTY    20
ARTICLE 23        MISCELLANEOUS                                             21
ARTICLE 24        MOVABLE HYPOTHEC                                          21
ARTICLE 25        REGULATIONS                                               21
ARTICLE 26        SPECIAL PROVISIONS/SCHEDULES                              21


SCHEDULES

SCHEDULE "A"               GUARANTY(IES) IN FAVOUR OF THE LESSOR
SCHEDULE "B"               DESCRIPTION OF LAND
SCHEDULE "C"               WORK BY THE LESSOR AND BY THE LESSEE
SCHEDULE "D"               PLAN OF LEASED PREMISES
SCHEDULE "E"               REGULATIONS
SCHEDULE "F"               SPECIAL PROVISIONS
SCHEDULE "G"               LESSEE'S RESOLUTION
SCHEDULE "H"               STATUS REPORT